Exhibit 99.1

Avnet, Inc.
2211 South 47th Street
Phoenix, AZ 85034

PRESS RELEASE

April 20, 2004

Avnet, Inc. to Present at
The 32nd Annual JPMorgan Technology & Telecom Conference

Phoenix, Arizona — Avnet, Inc. (NYSE:AVT) today announced Roy Vallee, Avnet’s chairman and chief executive officer, will present at the 32nd Annual JPMorgan Technology & Telecom Conference to be held at the Westin St. Francis in San Francisco, California on May 4, 2004 at 11:00 a.m. Pacific time. Avnet’s presentation will be broadcast live over the Internet at www.ir.avnet.com. Interested parties should log on to the Website 15 minutes prior to the presentation time to register for the event and download any necessary software.

Also available at www.ir.avnet.com are other recent Webcasts, a calendar of events, downloadable slide presentations, and other investor information.

Additional Information

Avnet enables success at the center of technology, providing cost-effective services and solutions vital to a broad base of more than 100,000 customers and 250 suppliers. Avnet generated revenue of $9.05 billion in fiscal 2003 (year ended June 27, 2003) through sales in 68 countries. Via its premier market position, Avnet brings a breadth and depth of capabilities, which help its trading partners accelerate growth and realize cost efficiencies. The company markets, distributes and adds value to semiconductors, interconnect, passive and electromechanical (IP&E) components, enterprise network and computer equipment, software and embedded sub-systems. Visit Avnet’s Investor Relations Web site at www.ir.avnet.com or contact us at investorrelations@avnet.com.

CONTACT:	Vince Keenan Vice President & Director, Investor Relations investorrelations@avnet.com 480-643-7053